Bonds.com 8-K

Exhibit 10.1

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (the “Agreement”), dated as of February 28, 2013, is entered into by and among Bonds.com Group, Inc., a Delaware corporation (the “Company”), and the Initial Buyer(s) and Additional Buyer(s) (if any) set forth on Schedule 1 hereto (each sometimes referred to herein individually as a “Buyer” and, collectively, the “Buyers”).

WHEREAS:

A.                The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.                 Each Buyer, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, Units (as defined below) of securities of the Company, as more fully described in this Agreement. As used herein, each “Unit” purchased by the Buyers shall consist of: (i) 100 shares (the “Shares”) of Series E-2 Convertible Preferred Stock of the Company, par value $0.0001 per share (“Series E-2 Preferred Stock”), and (ii) warrants exercisable for 1,428,571.429 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), at an exercise price of $0.07 per share, in each case, subject to equitable adjustment for stock splits, stock combinations, reorganizations and similar events (the “Warrants”). The Units, the Shares, the Warrants and the Common Stock to be issued upon exercise of the Warrants are collectively referred to herein as the “Securities.”

C.                 In connection with, and as a condition precedent to the consummation of, the transactions contemplated by this Agreement, (i) the Company, each Buyer and the requisite holders of Series E-2 Preferred Stock, the Company’s Series E-1 Convertible Preferred Stock, par value $0.0001 per share, and the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share (collectively, the “Series E Holders”) are executing and delivering the Amended and Restated Series E Stockholders’ Agreement (the “A & R Stockholders’ Agreement”), and (ii) the Buyers are executing and delivering a Joinder to the Second Amended and Restated Registration Rights Agreement (the “Joinder”).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.                  PURCHASE AND SALE OF UNITS.

(a)                Sale and Issuance of Units; Closings.

(i)                 Initial Closing. An initial purchase and sale of Units (the “Initial Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer). The date on which the Initial Closing is actually held is referred to herein as the “Initial Closing Date.” At the Initial Closing, subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below that are applicable to the Initial Closing, the Company shall issue and sell to each Buyer that is purchasing Units at the Initial Closing (each individually an “Initial Buyer” and collectively the “Initial Buyers”, and each Initial Buyer shall purchase from the Company, severally and not jointly, that number of Units set forth opposite such Initial Buyer’s name in the column labeled “Purchased Units at the Initial Closing” on Schedule 1 hereto.

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(ii)               Additional Closings. After the Initial Closing, the Company may sell, from time to time pursuant to this Agreement, additional Units (the “Additional Units”), to one or more of the Initial Buyers and one or more additional purchasers (each an “Additional Buyer”); provided that each Additional Buyer shall become a party to the Transaction Documents (as defined below) by executing and delivering a counterpart signature page to each of the Transaction Documents. At each such subsequent purchase and sale of Units (if any) (each an “Additional Closing”), subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below that are applicable to such Additional Closing, the Company shall issue and sell to any Initial Buyer purchasing Units at such Additional Closing and any Additional Buyer, and any such Initial Buyer and any Additional Buyer shall purchase from the Company that number of Units as mutually agreed to by the Company and such Initial Buyer or Additional Buyer. Upon any such purchase and sale at an Additional Closing, the Company shall update Schedule 1 to reflect the number of additional Units purchased at each such Additional Closing and any Additional Buyer. Each of the Initial Closing and any Additional Closing(s) are sometimes referred to herein individually as a Closing. The date on which any Additional Closing actually occurs shall be referred to as an “Additional Closing Date” with respect to such Additional Closing. The Initial Closing Date and each Additional Closing Date are sometimes referred to herein individually as a “Closing Date,” which term shall refer to the applicable Initial Closing or Additional Closing. For the avoidance of doubt, nothing herein shall be deemed to restrain or prohibit the Company from offering or selling securities pursuant to other contracts or agreements.

(b)               Purchase Price. The purchase price for each Unit to be purchased by each Buyer at each Closing hereunder shall be One Hundred Thousand Dollars ($100,000.00) (the “Purchase Price”).

(c)                Form of Payment; Delivery. On each Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for each of the Units to be issued and sold to such Buyer at such Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall issue to each Buyer one or more stock certificates and Warrant Certificates (as defined below), evidencing the number of Shares and Warrants to be purchased at such Closing by such Buyer, in each case, free and clear of any mortgage, pledge, hypothecation, rights of others, rights of first refusal, claim, security interest, encumbrance, title, defect, voting trust agreement, option, lien, taxes, charge or similar restrictions or limitations (collectively, “Liens”).

(d)               Warrants. The Warrants shall be certificated in the form of Exhibit A hereto.

(e)                Rounding. When calculating the number of Securities represented by a fraction of a Unit, the Company shall round up to the nearest whole Security.

2.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer, as of the Closing Date(s) at which such Buyer purchased Units, that:

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(a)                Organization and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns at least a majority of the capital stock or other equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined in Section 2(b)) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, that in no event shall any of the following be taken into account in the determination of whether a Material Adverse Effect has occurred: (i) any change in any Law or GAAP; (ii) any change resulting from conditions affecting any of the industries in which the Company or its Subsidiaries operate or from changes in general business, financial, banking or economic conditions or debt, currency or capital markets (whether in the United States or any other country or in any international market); or (iii) acts of God, national or international political or social conditions, the engagement by the United States in hostilities, war or military operations (whether commenced before or after the date hereof, whether or not pursuant to the declaration of a national emergency or war and including the escalation of any such condition), or the occurrence of any military or terrorist attack. Except as set forth on Schedule 2(a), the Company has no Subsidiaries and there are no other entities in which the Company, directly or indirectly, owns any of the capital stock or other equity or similar interests.

(b)               Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the A & R Stockholders’ Agreement, the Joinder, and the joinder to the A&R Stockholders’ Agreement with respect to any Buyer that is not an Initial Buyer and each of the other agreements to be entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Units and the Shares and the reservation for issuance and the issuance of the Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants, in each case in accordance with the terms thereof, has been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents, as applicable, have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(c)                Issuance of Securities. Except as set forth on Schedule 2(c), the Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all Liens with respect to the issue thereof and the Shares, when issued in accordance with the terms hereof, shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Series E-2 Preferred Stock. As of the Exercise Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the maximum number of shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants. The Company shall, for so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock issuable upon exercise of the Warrants. The Company shall, for so long as any of the Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Shares, 100% of the number of shares of Common Stock issuable upon conversion of the Shares. Upon issuance in accordance with the terms of the Warrants, the shares of Common Stock issued with respect thereto will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon conversion of the Shares in accordance therewith, the shares of Common Stock issued with respect thereto will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy and completeness of each of the representations made by each Buyer in Section 3, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)               No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation of the Company, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), any memorandum of association, certificate of incorporation, articles of association, bylaws, certificate of formation, any certificate of designation or other constituent documents of the Company or any of its Subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of any Self-Regulatory Organization (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. For purposes of this Agreement, “Self-Regulatory Organization” means the Financial Industry Regulatory Authority, Inc. (together with any successor entity, “FINRA”) and any other commission, board, agency or body that is not a Governmental Authority (as defined in Section 2(x)(i)) but is charged with the supervision or regulation of the brokers and dealers that are its members.

(e)                Consents. Other than as set forth on Schedule 2(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority or Self-Regulatory Organization or any other Person (as defined in Section 2(p)) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the filing of a Form D after each Closing, which will be timely filed. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding

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sentence have been obtained or effected on or prior to the applicable Closing Date, except for the filing of a Form D after each Closing, which will be timely filed. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the rules, regulations or requirements that permit trading of the Common Stock on the OTC Markets’ OTCQB Market (“OTCQB”) that would reasonably lead to the suspension of the trading of the Common Stock on the OTCQB in the foreseeable future.

(f)                No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by a Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Except as set forth in Schedule 2(f), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(g)                No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules, regulations or requirements that permit trading of the Common Stock on the OTCQB that would reasonably lead to the suspension of the trading of the Common Stock on the OTCQB. None of the Company, its Subsidiaries, their affiliates and any Person acting on its or their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(h)               SEC Documents; Financial Statements. Except as set forth in Schedule 2(h), during the two (2) years prior to the date hereof, the Company has timely (including within any additional time periods provided by Rule 12b-25 under the 1934 Act (as defined below)) filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof or prior to the applicable Closing Date, all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, all amendments thereto and all schedules and exhibits thereto and to any such amendments being hereinafter referred to as the “SEC Documents”). The Company has delivered to each Buyer or its respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. To the Company’s knowledge, except as set forth in Schedule 2(h) or as corrected by subsequent amendments thereto, as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a

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material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, except as set forth in Schedule 2(h) or as set forth in the SEC Documents, as of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(i)                 Absence of Certain Changes. Except as set forth in the SEC Documents, since December 31, 2011, there has been no Material Adverse Effect. Except as disclosed in Schedule 2(i) or the SEC Documents, since December 31, 2011, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, or (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business. Except as disclosed in Schedule 2(i), neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings against the Company or any of its Subsidiaries or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(j)                 Undisclosed Liabilities. Except as set forth in Schedule 2(j) or the SEC Documents and for liabilities which have arisen in the ordinary course of business since the date of the Company’s most recent Quarterly Report on Form 10-Q, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has any liability in excess of $25,000 that is not adequately reflected or provided for in the financial statements filed by the Company with the SEC or the notes thereto.

(k)               Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designation of any outstanding series of preferred stock of the Company, their respective certificates of incorporation, bylaws or equivalent documents. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements that permit trading of the Common Stock on the OTCQB that would reasonably lead to the suspension of the trading of the Common Stock on the OTCQB in the foreseeable future. The Company and its Subsidiaries possess all certificates, approvals, authorizations and permits required by the appropriate Governmental Authorities or Self-Regulatory Organizations necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit.

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(l)                 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)             Sarbanes-Oxley Act. Except as set forth on Schedule 2(m) or in the SEC Documents, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(n)               Transactions With Affiliates. Except as set forth on Schedule 2(n) or in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any material transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(o)               Equity Capitalization. Immediately prior to the Initial Closing, the authorized capital stock of the Company consists of (x) 1,500,000,000 shares of Common Stock, 97,375,008 shares of which, as of the date hereof, are issued and outstanding, 743,049,694 shares of which are reserved for issuance pursuant to the Company’s employee incentive plans and other options and warrants outstanding (which amount includes all shares issuable upon exercise of any options and/or warrants granted or issued by the Company on or prior to the date hereof), and approximately 7,917,460 shares of which are reserved for issuance pursuant to the Company’s outstanding convertible promissory notes (which amount includes all shares issuable upon exercise of any convertible promissory notes issued by the Company on or prior to the date hereof); provided, further, that such amount includes shares issuable upon conversion of interest on such convertible notes accrued through February 28, 2013), and (y) 1,000,000 shares of preferred stock, par value $.0001 per share, (1) 508,000 of which have been designated Series A Preferred Stock and 85,835 of which are issued and outstanding, (2) 10,000 of which have been designated Series C Preferred Stock and all of which are issued and outstanding, (3) 12,000 of which have been designated Series E Preferred Stock and 11,831 of which are issued and outstanding, (4) 1,400 of which have been designated Series E-1 Preferred Stock and 1,334 of which are issued and outstanding, and (5) 20,000 of which have been designated Series E-2 Preferred Stock and 17,000 of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The rights, privileges and preferences of each of the series of preferred stock are as set forth in the Company’s Certificate of Incorporation and as provided by the Delaware General Corporation Law. Immediately prior to the Initial Closing, the outstanding shares of the Company’s capital stock are held of record and, to the knowledge of the Company, beneficially by the Persons and in the amounts set forth on Schedule 2(o); provided, that Schedule 2(o) does not identify all record or beneficial owners of less than 5% calculated on a fully diluted

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basis. Except as set forth on Schedule 2(o): (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the 1933 Act; (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents. The Company has furnished or made available to each Buyer true, correct and complete copies of the Certificate of Incorporation and the Bylaws.

(p)               Indebtedness and Other Contracts. Except as disclosed in Schedule 2(p), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any material term of or in default under any contract, agreement or instrument relating to any Indebtedness or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security

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interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a limited partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(q)               Absence of Litigation. Except as set forth in the SEC Documents or on Schedule 2(q), there is no action, suit, proceeding, inquiry or investigation before or by any Governmental Authority or Self-Regulatory Organization pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Series E Preferred Stock, the Series E-1 Preferred Stock, the Series E-2 Preferred Stock, the Series A Preferred Stock, the Common Stock or any of the Company’s or the Company’s Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise.

(r)                 Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth on Schedule 2(r), the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)                Title. Except as set forth on Schedule 2(s), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

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(t)                 Intellectual Property Rights. Except as set forth on Schedule 2(t), the Company and its Subsidiaries own, control or license adequate valid and enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, software, documentation, original works of authorship, patents, patent rights, copyrights, inventions, improvements, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary or appropriate to conduct their respective businesses as now conducted or as proposed to be conducted after the Initial Closing Date or any Final Closing Date, as applicable. None of the Company’s Intellectual Property Rights has expired or terminated or has been abandoned, or is expected to expire or terminate or are expected to be abandoned within three years from the Initial Closing Date or any Final Closing Date, as applicable. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Except as set forth on Schedule 2(t), neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(u)               Tax Status. Except as set forth on Schedule 2(u), the Company and each of its Subsidiaries (i) has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no material Liens with respect to taxes upon the assets or properties of either the Company or its Subsidiaries, other than with respect to taxes not yet due and payable. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(v)               Internal Accounting and Disclosure Controls. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The Company has implemented a plan to address the material weaknesses in its internal controls over financial reporting identified by the Company’s accountants and has taken such steps as are commercially reasonable to address such material weaknesses.

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(w)              Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer at each Closing will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(x)               Broker Dealer Entities.

(i)                 Except as set forth on Schedule 2(x)(i), the Company and each Subsidiary of the Company (the “Broker Dealer Entities”) that is required to be registered as a broker or a dealer with the SEC, the securities commission or similar authority of any domestic or foreign governmental or regulatory authority, department, board, instrumentality, agency, court, tribunal arbitrator, commission or other entity (each a “Governmental Authority”) is duly registered as such (and is listed on Schedule 2(x)(i) with its respective jurisdictions of registration and Self-Regulatory Organization memberships), and such registrations are in full force and effect, and each Broker Dealer Entity is a member in good standing with all applicable Self-Regulatory Organizations, and each Broker Dealer Entity’s Uniform Application for Broker Dealer Registration on Form BD, as amended as of the date hereof, and each of its other registrations, forms and other reports filed with any Governmental Authority or Self-Regulatory Organization in connection with its activities as a broker or a dealer and is in compliance in all material respects with the applicable requirements of the 1934 Act and other applicable law and rules and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Broker Dealer Entity has exceeded in any material way with respect to its business, the business activities enumerated in any Self-Regulatory Organization membership agreements or other limitations imposed in connection with its registrations, forms (including Form BDs) and other reports filed with any Governmental Authority or Self-Regulatory Organization.

(ii)               Since October 4, 2007, none of the Broker Dealer Entities or any of their respective “associated persons of a broker or dealer” (as defined in the 1934 Act) has been, or currently is, ineligible or disqualified pursuant to Section 15, Section 15B or Section 15C of the 1934 Act to serve as a broker or dealer or as an “associated person of a broker or dealer” (as defined in the 1934 Act), nor is there any legal, administrative, arbitral, or other proceedings, suits, actions, claims, investigations, complaints or hearings by or before a Governmental Authority or Self-Regulatory Organization pending, or threatened in writing, by any Governmental Authority or Self-Regulatory Organization, which would reasonably be expected to become the basis for any such ineligibility or disqualification, nor is there any reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in any such ineligibility or disqualification.

(iii)             Each of the Broker-Dealer Entities is in compliance in all material respects with Regulation T of the Board of Governors of the Federal Reserve System and the margin rules or similar rules of a Self-Regulatory Organization of which such Broker-Dealer Entity is a member, including the rules governing the extension or arrangement of credit to customers, and none of the Company or its Subsidiaries other than the Broker Dealer Entities has or does extend or arrange credit for any customer within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

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(iv)             Each of the Broker Dealer Entities is in compliance with all applicable regulatory net capital requirements.

(v)               To the Company’s knowledge, no facts or circumstances exist that would cause any Self-Regulatory Organization or any other Governmental Authority to revoke or restrict the Broker Dealer Entities’ licenses, permits, approvals, authorizations, consents, registrations, certificates or orders to operate in any jurisdiction as a broker or a dealer after the Initial Closing or any Final Closing, as applicable.

(vi)             Each of the Broker Dealer Entities is in compliance with all applicable provisions of Regulation ATS under the 1934 Act.

(y)               Investment Company Status. The Company is not, and upon consummation of the sale of the Securities, and for so long as any Buyer holds any Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z)                Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan (if any) and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under generally accepted accounting principles and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(aa)            Registration Rights and Voting Rights. Except as provided in the Second Amended and Restated Registration Rights Agreement dated as of December 5, 2011, among the Company and the holders named therein (the “Registration Rights Agreement”), and as set forth on Schedule 2(aa)(i), the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Registration Rights Agreement, the Series E Stockholders’ Agreement dated as of December 5, 2011, among the Company and the holders named therein, as amended (the “Series E Stockholders’ Agreement”) and as set forth on Schedule 2(aa)(ii), no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

(bb)           Disclosure. The Company understands and confirms that each Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. To the Company’s knowledge, all disclosures regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby set forth in this Agreement and the other Transaction Documents, including the Schedules hereto and thereto are true and correct as of the date when made and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under

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which they were made, not misleading as of the date when made. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that none of the Buyers makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

3.                  REPRESENTATIONS AND WARRANTIES of EACH buyer.

Each Buyer, severally for and on account of such Buyer alone, makes the following representations and warranties:

(a)                Validity; Enforcement. The Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)               No Public Sale or Distribution. Such Buyer is acquiring the Securities to be acquired by it hereunder for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, and such Buyer does not have a present arrangement to effect any distribution of such Securities to or through any person or entity; provided, however, that by making the representations herein, such Buyer does not agree to hold any of such Securities for any minimum or other specific term and reserves the right to dispose of such Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities to be acquired by it hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities to be acquired by it hereunder.

(c)                Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)               Reliance on Exemptions. Such Buyer understands that the Securities to be acquired by it hereunder are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

(e)                Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities to be acquired by such Buyer hereunder which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to

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ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities to be acquired by it hereunder involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities to be acquired by it hereunder.

(f)                Transfer or Resale. Such Buyer understands that: (i) the Securities to be acquired by it hereunder have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities to be acquired by such Buyer hereunder may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities and such pledge of such Securities shall not be deemed to be a transfer, sale or assignment of such Securities hereunder, and if such Buyer effects a pledge of such Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3(f).

(g)                General Solicitation. Such Buyer is not purchasing the Securities to be acquired by it hereunder as a result of any advertisement, article, notice or other communication regarding such Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Buyer’s knowledge, any other general solicitation or general advertisement.

4.                  COVENANTS.

(a)                Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company, on or before the applicable Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to qualify the Securities for sale to each Buyer pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the applicable Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the applicable Closing Date.

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(b)               Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate and for working capital purposes.

(c)                Transfer Restrictions.

(i)                 The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities by any Buyer other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of such Buyer, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(ii)               Each Buyer agrees to the imprinting, so long as is required by this Section 4(d), of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(d)               Removal of Legend. Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4(d) hereof): (i) while a registration statement covering the resale of such security is effective under the 1933 Act, or (ii) subject to the legal opinion requirement of the immediately succeeding sentence, if such Securities are eligible for sale without restriction under Rule 144 or (iii) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company agrees that at such time as such legend is no longer required under this Section 4(d), it will, no later than three trading days following the delivery by a Buyer to the Company or the Company’s transfer agent of a certificate representing the Securities, as applicable, issued with a restrictive legend along with a reasonably acceptable legal opinion and broker representation letter, deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section.

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(e)                Compliance with 1933 Act. Each Buyer agrees that such Buyer will only sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in Section 4(e) is predicated upon the Company's reliance upon this understanding.

(f)                Public Announcements. The Company and each Buyer as of the time of a contemplated press release or other public statement shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or any applicable stock exchange.

(g)                Closing Documents. On or prior to fourteen (14) calendar days after the Initial Closing Date or any Additional Closing Date, as applicable, the Company agrees to deliver, or cause to be delivered, to each Buyer who participated in such Closing which took place on such Closing Date a complete electronic closing set of the Transaction Documents, the Securities and any other document required to be delivered to any party pursuant to Section 5 or 6 hereof or otherwise.

5.                  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL AT THE CLOSINGs.

The obligation of the Company hereunder to issue and sell the Units to each Buyer at the Initial Closing and any Additional Closing is subject to the satisfaction, at or before the applicable Closing Date, of the applicable conditions set forth below, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)                With respect to each Closing, each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)               With respect to the Initial Closing and any Additional Closing, each Buyer shall have delivered to the Company the Purchase Price for each of the Units being purchased by such Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)                The representations and warranties of each Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Initial Closing Date with respect to the Initial Closing and as of any Additional Closing Date with respect to any Additional Closing, and as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and each Buyer shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the applicable Closing Date.

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(d)               With respect to the Initial Closing, each Buyer and the Series E Holders shall have executed and delivered to the Company the A & R Stockholders’ Agreement.

(e)                With respect to any Additional Closing, the Company and each Buyer shall have mutually agreed to the number of Units to be purchased and sold at such Additional Closing, and the Company shall have obtained from its Board of Directors and stockholders all consents, approvals and waivers as the Company determines are reasonably necessary or appropriate in connection with such Additional Closing.

6.                  CONDITIONS TO each BUYER’S OBLIGATION TO PURCHASE at the closings.

The obligation of each Buyer hereunder to purchase the Units contemplated by this Agreement at the Initial Closing and any Additional Closing is subject to the satisfaction, at or before the applicable Closing Date, of the applicable conditions set forth below, provided that these conditions are for such Buyer’s benefit and may be waived by such Buyer at any time in its discretion by providing the Company with prior written notice thereof:

(a)                With respect to the Initial Closing, the Trimarc Designee (as defined in the A & R Stockholders’ Agreement) shall have been elected to the Company’s Board of Directors, the Company shall have executed and delivered to such designee an Indemnification Agreement, and the size of the Board of Directors shall have been fixed at 11 directors.

(b)               With respect to the Initial Closing and any Additional Closing, the Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents to which such Buyer is a party, and (ii) copies of one or more certificates representing the shares of Series E-2 Preferred Stock being purchased by such Buyer at such Closing pursuant to this Agreement.

(c)                With respect to the Initial Closing and any Additional Closing, the Company shall have executed and delivered to such Buyer the Warrant Certificate representing the Warrants issued to such Buyer at such Closing.

(d)               With respect to the Initial Closing, such Buyer shall have received the opinion of Hill, Ward and Henderson P.A., the Company’s outside counsel (“Company Counsel”), dated as of the Initial Closing Date.

(e)                With respect to the Initial Closing, such Buyer shall have received the following:

(i)                 a certificate signed on behalf of the Company by the Secretary of the Company, dated as of the Initial Closing Date, certifying (A) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by the Transaction Documents and the issuance of the Units and Shares, (B) the current versions of the Certificate of Incorporation and Bylaws and (C) the signatures and authority of the individuals signing this Agreement and related documents on behalf of the Company; and

(ii)               a certificate signed on behalf of the Company by the Secretary of the Company, dated as of the Initial Closing Date, certifying the incorporation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation, as evidenced by and attaching true and complete copies of certificates of the secretary of state (or comparable office) of each such jurisdiction as of a date within five (5) days prior to such Closing Date.

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(f)                The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Initial Closing Date with respect to the Initial Closing and as of any Additional Closing Date with respect to any Additional Closing, and as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Company shall have performed, satisfied and complied with in all respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date. Such Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

(g)                With respect to the Initial Closing, the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Units.

(h)               With respect to the Initial Closing, the Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its respective counsel may reasonably request.

(i)                 With respect to the Initial Closing, the Company and the Series E Holders shall have executed and delivered the A & R Stockholders’ Agreement.

(j)                 With respect to any Additional Closing, the Company and such Buyer shall have mutually agreed to the number of Units to be purchased and sold at such Additional Closing,

7.                  MISCELLANEOUS.

(a)                Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b)               Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or a signature transmitted by email shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or emailed signature.

(c)                Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)               Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)                Entire Agreement; Amendments. This Agreement and all other Transaction Documents supersede all other prior oral or written agreements among the Buyers, the Company, their respective affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Major Buyer and any of their respective successors or assigns that would be a Major Buyer hereunder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)                Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service prior to such courier’s deadline for next Business Day delivery to the recipient (all delivery fees and charges prepaid), in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company:

Bonds.com Group, Inc.
1500 Broadway, 31st Floor
New York, New York 10036
Fax No:  (212) 278-8934
Attention:  Thomas Thees, Chief Executive Officer

with a copy (for informational purposes only) to:

Hill Ward Henderson
3700 Bank of America Plaza
101 East Kennedy Boulevard
Tampa, Florida 33602
Telephone: (813) 227-8484
Facsimile: (813) 221-2900
Attention: Mark A. Danzi, Esq.

If to a Buyer, as set forth on Schedule 1 hereto;

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Buyer. A Buyer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, that such Buyer may assign some or all of its rights and obligations hereunder to an affiliate of such Buyer, without the consent of the Company or any other Buyer, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights and obligations; provided that as a condition to any such assignment the assignee shall agree to be bound by the terms of this Agreement as a Buyer hereunder and such assignor shall not be relieved of liability for the performance of its obligations hereunder.

(h)               No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)                 Expenses. Each of the parties hereto shall bear its own out-of-pocket expenses incurred with respect to the transactions contemplated herein.

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(j)                 Survival of Representations and Warranties and Covenants. The representations and warranties, covenants and agreements of the Company and each Buyer contained in this Agreement shall survive each Closing. The Company shall not have any liability pursuant to Section 7(l)(i) unless a claim is made hereunder prior to the eighteen month anniversary of the date of this Agreement, in which case such representation and warranty or covenant, as the case may be, shall survive as to such claim until such claim has been finally resolved.

(k)               Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)                 Indemnification.

(i)                 Subject to Section 7(j) and the other provisions of this Section 7(l), in consideration of the execution and delivery by each Buyer of the Transaction Documents to which such Buyer is a party and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, partners, members, officers, directors, and employees (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby (but not any other Transaction Document), or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the A & R Stockholders’ Agreement or any other certificate, instrument or document contemplated hereby or thereby (but not any other Transaction Document). Notwithstanding anything to the contrary contained in this Agreement: (i) the maximum aggregate amount of Indemnified Liabilities that may be recovered from the Company by an Indemnitee pursuant to this Section 7(l) shall be equal to the aggregate Purchase Price paid by the Buyers; and (ii) the Company shall not be liable to the Indemnitees for any claim for indemnification pursuant to this Section 7(l) unless and until the aggregate amount of Indemnified Liabilities that may be recovered from the Company equals or exceeds $100,000 (the “Basket Amount”), in which case the Company shall be liable only for the Indemnified Liabilities pursuant to this Section 7(l) in excess of the Basket Amount. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)               The Basket Amount, maximum liability and any Indemnified Liabilities pursuant to this Section 7(l) shall be calculated net of (A) payments actually recovered as of the date of calculation by an Indemnitee under any insurance policy with respect to such Indemnified Liabilities (net of collection costs, increases in premiums and retro-premiums) and (B) any actual recovery as of the date of calculation by the Indemnitee from any other Person with respect to such Indemnified Liabilities (net of collection costs); provided, however, that no Indemnitee shall have any obligation to mitigate its losses with respect to any Indemnified Liability.

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(iii)             The parties hereto hereby acknowledge and agree that for purposes of this Section 7(l) in respect of the Company’s representations and warranties set forth in Section 2 (the “Company Warranties”), any and all “Material Adverse Effect,” “material adverse effect,” “materiality” and similar exceptions and qualifiers and any similar thresholds set forth in such Company Warranties shall be disregarded for purposes of determining the amount of Indemnified Liabilities resulting therefrom (but not whether a breach has occurred).

(m)             No Strict Construction; Definition of Business Day. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. As used herein, the term “Business Day” shall mean any day other than (a) a Saturday or Sunday and (b) any day on which banks are required or permitted to be closed in New York, New York.

(n)               Definition of Knowledge. “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the knowledge after reasonable investigation of the officers and senior employees of the Company. “Major Buyer” means any Buyer whose aggregate purchase price for all Units of all Closings is at least $1,000,000.

(o)               Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to a Buyer. The Company therefore agrees that such Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Buyer and the Company have caused this Unit Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

By:	/s/ Thomas Thees
Name:	Thomas Thees
Title:	Chief Executive Officer

[SERIES E-2 Preferred Unit Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused this Unit Purchase Agreement to be duly executed as of the date first written above.

BUYER:

TRIMARC CAPITAL FUND. L.P.

By: Oakum Bay Trimarc Partners, LLC, its General Partner

By:	/s/ Michael Trica
Michael Trica, Managing Member

[SERIES E-2 Preferred Unit Purchase Agreement]

Schedule 1

Buyer	Purchased Units at Initial Closing
Trimarc Capital Fund, L.P. 400 Madison Avenue, Suite 9D New York, NY 10017 Fax: (646) 607-9008 Attention: Michael Trica	20

Exhibit A

Warrant

[See attached]

[FORM OF WARRANT]

THE OFFER AND SALE OF THIS COMMON Stock PURCHASE WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS COMMON Stock PURCHASE WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

BONDS.COM GROUP, INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: [●]

THIS IS TO CERTIFY that [●], a [●], and its transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from BONDS.COM GROUP, INC., a Delaware corporation (the “Company”), at the price of $0.07 per share, as such price may be adjusted as provided herein (the “Exercise Price”), at any time on or after the date hereof (the “Commencement Date”) and expiring on the date that is five (5) years after the Commencement Date (the “Expiration Date”), [●] ([●]) (the “Aggregate Number”) shares of the fully paid and nonassessable Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) (as such number may be adjusted as provided herein).

Capitalized terms used herein shall have the meanings ascribed to such terms in Section 11 hereof unless otherwise defined herein.

SECTION	1. The Warrant; Transfer and Exchange.

(a)                The Warrant.  This Common Stock Purchase Warrant (this “Warrant”) is issued under and pursuant to the Unit Purchase Agreement, dated as of the date hereof, by and between the Company, the Holder and any other parties set forth on Schedule 1 thereto (the “Unit Purchase Agreement”).  This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein, shall survive any termination of the Unit Purchase Agreement and, as more fully set forth in Sections 1(b) and 8 hereof, may be transferred (subject to applicable securities laws and regulations) by the Holder to any other Person or Persons at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Unit Purchase Agreement.

(b)               Transfer and Exchanges.  The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 8 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof.  Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be canceled.  Each such transferee shall succeed to all of the rights of the Holder with respect to the Warrant being so transferred; provided, however, that, in the event this Warrant is partially transferred, the Holder and such transferee shall hold rights in respect of this Warrant in proportion to their respective interests in this Warrant.  This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION	2. Exercise.

(a)                Right to Exercise.  At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Principal Office, together with the Election to Purchase, in the form attached hereto as Exhibit A and made a part hereof (the “Election to Purchase”), duly executed, and payment of the Exercise Price per share for the number of shares to be purchased (the “Exercise Amount”), as specified in the Election to Purchase.  If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b)               Payment of Exercise Price.  Payment of the Exercise Price shall be made to the Company by either of the following means (or any combination of such means): (i) in cash or other immediately available funds, payable by certified wire transfer to an account designated by the Company or (ii) as provided in Section 2(c).  The amount of the Exercise Price to be paid shall equal the product of (A) the Exercise Amount multiplied by (B) the Exercise Price per share.

(c)                Cashless Exercise.  The Holder shall have the right to pay all or a portion of the Exercise Price by making a “Cashless Exercise” pursuant to this Section2(c), in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Election to Purchase (the “Exercise Shares”) by an amount (the “Cashless Exercise Shares”) equal to (i) the Exercise Price multiplied by the Exercise Shares and divided by (ii) the Fair Market Value Per Share of the Common Stock determined as of the Business Day immediately preceding the date of such exercise of this Warrant.  The number of shares of Common Stock to be issued to the Holder as a result of a Cashless Exercise will therefore be equal to the Exercise Shares minus the Cashless Exercise Shares.

(d)               Issuance of Shares of Common Stock.  Upon receipt by the Company of this Warrant at the Principal Office in proper form for exercise, and accompanied by payment of the Exercise Price as aforesaid, the Company shall immediately cause the shares of Common Stock to be registered in the name of the Holder in the Register of Stockholders of the Company and the Holder shall then be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered.  Upon such surrender of this Warrant and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for a number of shares of Common Stock equal to the Exercise Amount, subject to any reduction as provided in Section 2(c) for a Cashless Exercise.

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(e)                Fractional Shares.  The Company shall not be required to deliver fractions of shares of Common Stock upon exercise of this Warrant.  If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share of the Common Stock determined as of the Business Day immediately preceding the date of exercise of this Warrant.

(f)                Partial Exercise.  In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof.

SECTION	3. Payment of Taxes.

The Company shall pay all stamp taxes attributable to the issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof.

SECTION	4. Replacement Warrant.

In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the Holder is a financial institution or other institutional investor, its personal undertaking to provide an indemnity is hereby deemed to be reasonably satisfactory to the Company).

SECTION	5. Reservation of Capital Stock and Other Covenants.

(a)                Reservation of Authorized Capital Stock.  The Company shall at all times ensure that it has sufficient authorized and unissued capital, free of preemptive rights, to enable the Company at any time to fulfill all of its obligations hereunder upon the exercise of this Warrant.

(b)               Affirmative Actions to Permit Exercise and Realization of Benefits.  If any shares of Common Stock to be issued upon the exercise of this Warrant, or any shares or other securities to be issued pursuant to Section 6 hereof, require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant or other securities that may be purchased hereunder, then the Company covenants that it will, at its sole expense, and as promptly as practicable, secure such registration or approval, as the case may be.

(c)                Validly Issued Shares.  The Company covenants that all shares of Common Stock delivered upon exercise of this Warrant, assuming full payment of the Exercise Price, shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever other than such security interests, encumbrances and claims granted by the Holder.

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SECTION	6. Adjustments.

Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 6.

(a)                Adjustments to Aggregate Number.  The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 6, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

(i)                 Stock Dividends; Subdivisions, Combinations and Reclassifications.  In case at any time or from time to time the Company shall:

(A)              issue to the holders of the Common Stock a dividend payable in, or other distribution of, Common Stock (a “Stock Dividend”),

(B)              subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”),

(C)              combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”), or

(D)              issue any shares of its capital stock in a reclassification of the Common Stock (a “Stock Reclassification”),

then the number of shares of Common Stock purchasable upon exercise of this Warrant, if any, immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or have been entitled to receive had this Warrant been exercised in advance thereof.

(ii)               Miscellaneous.  The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 6(a):

(A)             The adjustments required by the preceding paragraphs of this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision, Stock Combination or Stock Reclassification as provided for in Section 6(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one one-hundredth of one share to or from the Aggregate Number immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(a) and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(B)              In computing adjustments under this Section 6(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

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(C)              If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b)               Adjustment to Exercise Price.

(i)                 Upon any adjustment to the Aggregate Number or of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder pursuant to Section 6(a)(i), the Holder shall thereafter be entitled to purchase such Aggregate Number of shares of Common Stock or other securities resulting from such adjustment at an Exercise Price per share of Common Stock or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the Aggregate Number prior to such adjustment and dividing by the Aggregate Number immediately following such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(ii)               In case at any time or from time to time the Company shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock, other than (x) as described in Sections 6(a)(i)(A) and 6(a)(i)(D) above or (y) regular quarterly or other periodic dividends (any such non-excluded event being referred to as an “Extraordinary Dividend”), then the Exercise Price shall be decreased by the amount of cash and/or the fair market value (as determined by the Board of Directors of the Company, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. An adjustment made pursuant to this Section 6(b)(ii) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(iii)             Except for Exempted Securities and (y) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof, if and whenever on or after the date of issuance hereof until December 8, 2013, the Company shall issue or sell or shall in accordance with subparagraphs (1) to (9) of this Section 6(b)(iii), inclusive, be deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the “Triggering Transaction”), the Exercise Price shall, subject to subparagraphs (1) to (9) of this Section 6(b)(iii), inclusive, be reduced to the Exercise Price (calculated to the nearest one-hundredth of a cent) determined by dividing:

(A)             an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Exercise Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by

(B)              an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs (1) to (9) of this Section 6(b)(iii), inclusive) in connection with the Triggering Transaction.

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For purposes of this Section 6(b)(iii), the term “Number of Common Shares Deemed Outstanding” at any given time shall mean the sum of (x) the number of shares of the Company’s Common Stock outstanding at such time, and (y) the number of shares of the Company’s Common Stock deemed to be outstanding under subparagraphs (1) to (9) of this Section 6(b)(iii), inclusive, at such time.

For purposes of determining the adjusted Exercise Price under this Section 6(b)(iii), the following subparagraphs (1) to (9), inclusive, shall be applicable:

(1)               In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock (“Options”) or any Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options, or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Exercise Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

(2)               In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

(3)               If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which or number of shares of

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Common Stock for which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Section 6(a)(i)(B), Section 6(a)(i)(c) or 6(b)(iii)), the Exercise Price in effect at the time of such change shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which or number of shares of Common Stock for which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is hereby reduced.

(4)               On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)               In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(6)               In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors in good faith to such Common Stock, Options or Convertible Securities, as the case may be. If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Securities, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Securities are issued or amended, any adjustment to the Exercise Price that would result under the terms of this Section 6(b)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made.

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(7)               The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Section 6(b)(iii).

(8)               In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(9)               For purposes of this Section 6(b)(iii), in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

(c)                Changes in Common Stock.  In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous outstanding Common Stock shall be changed into or exchanged for different securities of the Company or Capital Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to elect, by written notice to the Company, to receive (i) in exchange for the surrender of this Warrant to the Company and the same Exercise Price (rather than the exercise thereof), the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Common Stock issuable hereunder immediately prior thereto, (ii) a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Common Stock issuable hereunder immediately prior thereto, for the same Exercise Price, or (iii) upon exercise of this Warrant at any time on or after the consummation of the Transaction but prior to the Expiration Date, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Common Stock issuable hereunder immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6).  The Company will not effect any Transaction unless prior to the consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein shall assume by written instrument the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive.  The foregoing provisions of this Section 6(c) shall similarly apply to successive Transactions.

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(d)               Other Action Affecting Capital Stock.

(i)                 Other Action.  In case at any time or from time to time the Company shall take any action of the type contemplated in Section 6(a) or (c) hereof but not expressly provided for by such provisions, then, unless in the opinion of the Board of Directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

(e)                Notices.

(i)                 Notice of Proposed Actions.  In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of the Common Stock or to make any other distribution to the holders of the Common Stock, (B) to offer to the holders of the Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options (other than the exercise of pre-emptive rights by a holder), (C) to effect any reclassification of the Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company, (G) to effect a Change of Control (provided that notice of a Change of Control shall only be provided upon the Company entering into a definitive agreement with respect to such Change of Control and such information not being material non public information) or Transaction or (H) to effect any other action which would require an adjustment under this Section 6, then, in each such case, the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, stock subdivision, stock combination, distribution or rights, or the approximate date on which such reclassification, recapitalization, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation, dissolution, winding up or other transaction is expected to take place and the expected date of participation therein by the holders of Common Stock (as applicable), if any such date is to be fixed, or the date on which the transfer of Common Stock (as applicable) is expected to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock (as applicable) and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action.  Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least ten (10) Business Days prior to the record date for determining holders of the Common Stock (as applicable) for purposes of such action and, in the case of any other such action, at least ten (10) Business Days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock (as applicable).

(ii)               Adjustment Notice.  Whenever the Aggregate Number is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within ten (10) Business Days after the event requiring the adjustment) prepare a certificate signed by the Chief Financial Officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated.  The certificate shall set forth, if applicable, a description of the basis on which the Board of Directors in good faith determined, as applicable, the Fair Market Value Per Share or the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase

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rights, or other property or the equitable nature of any adjustment under Section 6(c) or (d) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled.  The Company shall promptly cause a copy of such certificate to be delivered to the Holder.  Any other determination of fair market value shall first be determined in good faith by the Board of Directors and be based upon an arm’s length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller.  In the case of any such determination of fair market value, the Holder may object to the determination in such certificate by giving written notice within ten (10) Business Days of the receipt of such certificate and, if the Holder and the Company cannot agree to the fair market value within ten (10) Business Days of the date of the Holder’s objection, the fair market value shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the Holder and the Company, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holders that did not agree with the valuation determined by the Company unless such determination results in a fair market value more than 110% of the fair market value determined by the Company, in which case such fees and expenses shall be paid by the Company.  The Company shall keep at the Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of this Warrant (in whole or in part) if so designated by the Holder.

SECTION	7. No Impairment.

The Company will not, by amendment of its organizational documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary and deliberate action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including, without limitation, the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against other impairment.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant.

SECTION	8. Transfers of this Warrant.

(a)                Generally.  Subject to the restrictions set forth in this Sections 1 and 8 of this Warrant, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part.

(b)               Compliance with Securities Laws.  The Holder agrees that this Warrant and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws.  In the event that the Holder transfers this Warrant or the Warrant Shares pursuant to an applicable exemption from registration, the Company may request, at the Holder’s expense, an opinion of counsel that the proposed transfer does not violate the Securities Act and applicable state securities laws.

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(c)                Restrictive Securities Legend.  For so long as the Warrant Shares have not been registered under the Securities Act pursuant to the Registration Rights Agreement, the certificate representing the Warrant Shares shall bear the restrictive legend set forth below:

“The offer and sale of the shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable State securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws.”

SECTION	9. Events of Non-Compliance and Remedies.

(a)                Events of Non-Compliance.  If the Company fails to keep and fully and promptly perform and observe in any material respect any of the terms, covenants or representations contained or referenced herein within thirty (30) days from the earlier to occur of (i) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (ii) an executive officer of the Company becoming aware of such failure (an “Event of Non-Compliance”), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

(b)               Remedies.  On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

SECTION	10. Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.

“Aggregate Number” has the meaning set forth in the Preamble.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on a Person the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Cashless Exercise Shares” has the meaning set forth in Section 2(c).

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“Change of Control” means (A) a consolidation, merger, reorganization or other form of acquisition of or by the Company in which the Company’s stockholders immediately prior to the transaction retain less than 50% of the voting power of, or economic interest in, the surviving or resulting entity (or its parent), (B) a sale of more than a majority of the Company’s assets, (C) the acquisition by any person or group of persons of more than 50% of the Company’s outstanding voting securities or (D) during any period of twenty-four (24) consecutive months, Continuing Directors (as defined below) cease for any reason to constitute a majority of the directors of the Board of Directors or the board of directors of the surviving or resulting entity (or its parent).

“Commencement Date” has the meaning set forth in the Preamble.

“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Continuing Director” means, as of any determination date, any member of the Board of Directors or the board of directors of the surviving or resulting entity (or its parent) who: (A) was a member of the Board of Directors as of February 2, 2011, (B) was a member of the Board of Directors on the date that was twenty-four (24) months prior to such determination date, (C) was a Series E Designee, GFI Designee, DBIC Designee, Oak Designee or Oakum Designee (as such terms are defined in the Stockholders’ Agreement), (D) was nominated with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, or (E) was elected with the approval of holders of at least a majority of the Series E Preferred Stock and Series E-2 Preferred Stock, voting together as a separate class.

“Convertible Securities” means (i) evidences of indebtedness, shares of stock or other securities (including, without limitation, options and warrants) that are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock (as applicable), either immediately or upon the onset of a specified date or the happening of a specified event or (ii) stock appreciation rights, phantom stock rights or other rights with equity features.

“Election to Purchase” has the meaning set forth in Section 2(a).

“Event of Non-Compliance” has the meaning set forth in Section 9(a).

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Exempted Securities” has the meaning set forth in Annex C of the Company’s Amended and Restated Certificate of Incorporation, as amended.

“Exercise Shares” has the meaning set forth in Section 2(c).

“Expiration Date” has the meaning set forth in the Preamble.

“Extraordinary Dividend” has the meaning set forth in Section 6(b)(ii).

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“Fair Market Value Per Share” means, with respect to a share of Common Stock on any date: (a) if the shares are listed or admitted for trading on any national securities exchange or included in The NASDAQ National Market or NASDAQ SmallCap Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The NASDAQ National Market or NASDAQ SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a similar service if NASDAQ is not reporting such information; and (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The NASDAQ National Market or NASDAQ SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation).  In the absence of any available public quotations for the Common Stock, the Board of Directors shall determine in good faith the fair value of the Common Stock.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity or person exercising executive, legislative, judicial, arbitral, regulatory or administrative functions of or pertaining to government, regulation or compliance.

“Holder” or “Holders” means any holder of an interest in this Warrant or the outstanding Warrant Shares.

“Number of Common Shares Deemed Outstanding” has the meaning set forth in Section 6(b)(iii).

“Options” has the meaning set forth in Section 6(b)(iii)(1).

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, Governmental Authority, or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal Office” means the Company’s principal office as set forth in Section 16 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement dated as of the date hereof among the Company, the Holder and the other parties set forth on Schedule I thereto, as amended or supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Stock Combination” has the meaning set forth in Section 6(a)(i)(C).

“Stock Dividend” has the meaning set forth in Section 6(a)(i)(A).

“Stock Reclassification” has the meaning set forth in Section 6(a)(i)(D).

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“Stock Subdivision” has the meaning set forth in Section 6(a)(i)(B).

“Stockholders’ Agreement” means the Amended and Restated Series E Stockholders’ Agreement dated as of the date hereof among the Company, the Holder and the other parties set forth on Schedule A thereto, as amended or supplemented from time to time.

“Transaction” has the meaning set forth in Section 6(c).

“Transaction Documents” means this Warrant, the Unit Purchase Agreement and the Joinder to Registration Rights Agreement, the Stockholders’ Agreement and any other agreements or documents delivered in connection herewith or therewith.

“Unit Purchase Agreement” has the meaning set forth in Section 1(a).

“Warrant” has the meaning set forth in Section 1(a).

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company’s Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification, pursuant to Section 6, or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s Capital Stock.

SECTION	11. Survival of Provisions.

Notwithstanding the full exercise by the Holder of its rights to purchase Common Stock hereunder, the provisions of Sections 9 through 21 of this Warrant shall survive such exercise and the Expiration Date.

SECTION	12. Delays, Omissions and Waivers.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION	13. Rights of Transferees.

Subject to Section 8, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

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SECTION	14. Captions.

The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION	15. Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

If to the Company:	Bonds.com Group, Inc. 1500 Broadway, 31st Floor New York, New York 10036 Attention: Thomas Thees, Chief Executive Officer Fax No: (212) 946-3999

With a copy to:	Hill Ward Henderson 3700 Bank of America Plaza 101 East Kennedy Boulevard Tampa, Florida 33602 Attention: Mark A. Danzi, Esq. Fax No.: (813) 221-2900

If to the Holder:	[●]

With a copy to:	[●]

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

SECTION	16. Successors and Assigns.

This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors or heirs and personal representatives and permitted assigns; provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder except as otherwise expressly provided herein.

SECTION	17. Governing Law, Jurisdiction, Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or

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discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION	18. Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

SECTION	19. Entire Agreement.

This Warrant, together with the other Transaction Documents, contains the entire agreement among the parties with respect to the subject matter hereof and thereby supersedes all prior and contemporaneous agreements or understandings with respect thereto.

SECTION	20. Headings.

The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION	21. No Strict Construction.

The Company and the Holder each acknowledge that they have been represented by counsel in connection with this Warrant, the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company and the Holder have participated jointly in the negotiation and drafting of this Warrant and the other Transaction Documents.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Warrant or any Transaction Document, this Warrant or such other Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant or any other Transaction Document.

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SECTION	22. Representations, Warranties and Covenants.

The Company hereby represents, warrants and covenants to the Holder that, so long as the Holder holds this Warrant or any Warrant Shares, the Company will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company to perform and comply with its obligations under this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto as of the date below written.

DATED: February __, 2013	BONDS.COM GROUP, INC.
By: ______________________ Name: Title:

EXHIBIT A

NOTICE OF EXERCISE; ELECTION TO PURCHASE

To:

1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Common Stock (the “Exercise Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

_______  Exercise for Cash

_______  Cashless Exercise

3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5. If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

   and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)

EXHIBIT B

ELECTION TO REDEEM

To:

1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to require the Company to redeem this Warrant with respect to ________ shares of Common Stock subject hereto (the “Redemption Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2. Please pay the Redemption Price according to the following instructions:

Account Number:

(Name of Record Holder/Transferee)